Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1, of our report dated November 9, 2020, relating to the balance sheets of CF Finance Acquisition Corp. III as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 9, 2020